EXHIBIT 10.21

BK Consulting, LLC.

Bill To

Vincent Celentano	Invoice Date	05/07/2018
C/O Basalt America

DESCRIPTION	AMOUNT

RETAINMENT AGREEMENT	100,000.00
Advisory & Consulting
Procuring Federal & State DOT and others.
Maintaining office Infrastructure

12 Month Consulting agreement for market development Basalt America to DOT & specifying agencies throughout the US as well as Implementing strategy on promotion of product to the Precast Concrete Industry.

Richard Krolewski (Rich K) will be Lead Consultant Under BK Consulting, LLC.

[Redacted]
Rim K will establish business operations and production of facility to develop correct staffing and manufacturing process
All product development under agreement, including intellectual property shall belong to Basalt America on behalf of Rich K and BK Consulting, LLC.

BK Consulting, LLC. Basalt America

INVOICE TOTAL

$100,000.00

Upon signatures and approval, term will begin 12 months Starting May 11, 2018

Initial Payment $100,000 wired May 11, 2018 to BK Consulting, LLC and balance of $100,000.00 to be paid Quarterly with first quarterly Payment to be made August 15, 2018